Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference into Post-Effective Amendment No. 1 to the Registration Statement of Maine & Maritimes Corporation on Form S-8 (Reg. No. 333-103749) of our report dated February 28, 2004 relating to the financial statements and financial statement schedules of Maine & Maritimes Corporation for the year ended December 31, 2003 included in this Form 10-K/A.

PricewaterhouseCoopers LLP
Boston, Massachusetts
September 8, 2006